Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Tom Filandro - ICR, Inc.
Managing Director
tom.filandro@ircinc.com
(646) 277-1235

BIG LOTS REPORTS RECORD Q3 COMPARABLE SALES INCREASE OF 17.8%

CONTINUED STRENGTH ACROSS CHANNELS WITH ECOMMERCE DEMAND UP 70%

Q3 EPS ABOVE HIGH END OF GUIDANCE

Columbus, Ohio – December 4, 2020 – Big Lots, Inc. (NYSE: BIG) today reported net income of $29.9 million, or $0.76 per diluted share, for the third quarter of fiscal 2020 ended October 31, 2020, which compares to the company’s guidance, as provided on September 29, 2020, of $0.50 to $0.70 per diluted share. Net income for the third quarter of fiscal 2019 was $127.0 million, or $3.25 per diluted share, which included a one-time, after-tax benefit of $136.6 million, or $3.49 per diluted share, associated with the sale of the company’s distribution center in Rancho Cucamonga, California, as well as after-tax expense of $2.6 million, or $0.07 per diluted share, associated with the implementation of the Company’s strategic business transformation. Excluding these items, the adjusted net loss for the third quarter of fiscal 2019 was $7.0 million, or $0.18 per diluted share (see non-GAAP table included later in this release).

Net sales for the third quarter of fiscal 2020 totaled $1,378 million, an 18.0% increase compared to $1,168 million for the same period last year, with the growth resulting from a 17.8% increase in comparable sales, and sales growth from new and relocated non-comp stores, offset by a slightly lower store count year-over-year.

Commenting on today’s announcement, Bruce Thorn, President and CEO of Big Lots stated, “I am delighted to report another record-breaking quarter of results. We registered our strongest ever third quarter sales comp and, by way of continued strategic management of our business and tight control of expenses, we delivered our highest ever adjusted EPS in a third quarter. The incredible efforts of our associates in our distribution centers, our stores, and our corporate headquarters continue to impress me week in and week out. Their commitment to serving our customers and keeping our stores and workplaces safe during this uncertain time has been on display daily and remains a key driver to our superior performance.”

Mr. Thorn further commented, “During the quarter, we continued the rollout of our Operation North Star strategies, including the re-configuration of our Food and Consumables categories and expanding our online merchandise assortment offering through the implementation of ship-from-store. These initiatives built on the success of other North Star-driven strategies, including the rollout of the Broyhill brand, the launch of our Lot and Queue Line programs across 750 stores, and the rapid scaling of our ecommerce capabilities. With our steadfast focus on customer service, our strongly aligned assortment of everyday essentials and stay-at-home products, and our growing customer file, we believe we are well positioned to navigate through and beyond the current environment. Finally, this year’s holiday season is certainly unique, and our strategic decision to plan for early holiday shopping has paid off. Although we expect business to moderate given the elongated season, we are pleased with the strong start we have made to the fourth quarter.”

Investor Relations Department

Investor_relations@biglots.com

https://www.biglots.com/corporate/investors

	Earnings per diluted share

	Q3 2020	Q3 2019

Earnings per diluted share	$0.76	$3.25

Gain on the sale of the California distribution center (1)	—	($3.49)

Impact of the costs associated with the implementation of the strategic transformation (1)	—	$0.07

Earnings per diluted share - adjusted basis	$0.76	($0.18)

(1) Non-GAAP detailed reconciliation provided in our statements below

Inventory and Cash Management
Inventory ended the third quarter of fiscal 2020 at $1,089 million compared to $1,117 million for the same period last year. The 3% decrease was driven by strong sales in all merchandise categories. The decrease occurred in our on-hand merchandise, while our in-transit inventory was substantially higher year over year as we accelerated receipts ahead of the holiday season.

The company ended the third quarter of fiscal 2020 with $548 million of Cash and Cash Equivalents and $39 million of long-term debt, compared to $62 million of Cash and Cash Equivalents and $501 million of long-term debt as of the end of the third quarter of fiscal 2019.

Share Repurchase Authorization
As previously announced, on August 27, 2020 the company’s Board of Directors authorized the repurchase of up to $500 million of the company’s outstanding common shares. The authorization may be utilized to repurchase shares in the open market and/or in privately negotiated transactions at the company’s discretion, subject to market conditions and other factors. In the third quarter, we invested $100 million to repurchase 2.2 million shares at an average price of $45.81.

Dividend
As announced in a separate press release, on December 2, 2020, the Board of Directors declared a quarterly cash dividend of $0.30 per common share. This dividend payment of approximately $11 million will be payable on December 30, 2020, to shareholders of record as of the close of business on December 16, 2020.

Company Outlook
As of March 30, 2020, the company withdrew its full year guidance for fiscal 2020. Given the magnitude of sales historically generated through the late holiday season and changing consumer shopping patterns in the current environment, the company continues to believe it does not have sufficient visibility to provide fourth quarter guidance or reinstate full year guidance. The company expects to provide a business update in early January when it has greater visibility on expected results for the current quarter.

Investor Relations Department

Investor_relations@biglots.com

https://www.biglots.com/corporate/investors

Conference Call/Webcast
The company will host a conference call today at 8:00 a.m. to discuss the financial results for the third quarter of fiscal 2020. A webcast of the conference call is available through the Investor Relations section of the company’s website http://www.biglots.com. An archive of the call will be available through the Investor Relations section of the company’s website after 12:00 p.m. today and will remain available through midnight on Friday, December 18, 2020. A replay of this call will also be available beginning today at 12:00 p.m. through December 18 by dialing 877.660.6853 (Toll Free) or 201.612.7415 (Toll) and entering Replay Conference ID 13712252. All times are Eastern Time.

Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is a neighborhood discount retailer operating 1,411 stores in 47 states, as well as a best-in-class ecommerce platform with expanded capabilities via BOPIS, curbside pickup, Instacart and PICKUP with same day delivery. The company’s product assortment is focused on home essentials: Furniture, Seasonal, Soft Home, Food, Consumables, Hard Home, and Electronics, Toys & Accessories. Big Lots’ mission is to help people Live BIG and Save Lots. The company strives to be the BIG difference for a better life by delivering unmatched value to customers through surprise and delight, being a "best place to work" culture for associates, rewarding shareholders with consistent growth and top-tier returns, as well as doing good in local communities. For more information about the company, visit www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “approximate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance and are applicable only as of the dates of such statements. Although the company believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect business, financial condition, results of operations or liquidity.

Forward-looking statements that the company makes herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, developments related to the COVID-19 coronavirus pandemic, current economic and credit conditions, the cost of goods, the inability to successfully execute strategic initiatives, competitive pressures, economic pressures on customers and the company, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of the company’s most recent Annual Report on Form 10-K, and other factors discussed from time to time in other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the company makes on related subjects in public announcements and SEC filings.

Investor Relations Department

Investor_relations@biglots.com

https://www.biglots.com/corporate/investors

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	OCTOBER 31	NOVEMBER 2
	2020	2019
	(Unaudited)	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$547,831	$61,794
Inventories	1,089,068	1,117,263
Other current assets	84,814	82,495
Total current assets	1,721,713	1,261,552

Operating lease right-of-use assets	1,679,054	1,233,558

Property and equipment - net	721,668	860,659

Deferred income taxes	15,428	0
Other assets	66,533	65,977
	$4,204,396	$3,421,746

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$569,434	$475,995
Current operating lease liabilities	215,027	205,390
Property, payroll and other taxes	99,399	87,357
Accrued operating expenses	142,162	131,987
Insurance reserves	34,094	36,534
Accrued salaries and wages	40,049	38,004
Income taxes payable	52,813	1,977
Total current liabilities	1,152,978	977,244

Long-term debt	39,434	501,115

Noncurrent operating lease liabilities	1,491,571	1,067,529
Deferred income taxes	9,303	8,316
Insurance reserves	55,089	51,665
Unrecognized tax benefits	10,073	12,913
Other liabilities	189,646	40,640

Shareholders' equity	1,256,302	762,324
	$4,204,396	$3,421,746

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	OCTOBER 31, 2020		NOVEMBER 2, 2019
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,377,925	100.0	$1,167,988	100.0
Gross margin	557,893	40.5	463,386	39.7
Selling and administrative expenses	482,307	35.0	436,714	37.4
Depreciation expense	33,086	2.4	34,752	3.0
Gain on sale of distribution centers	0	0.0	(178,534)	(15.3)
Operating profit	42,500	3.1	170,454	14.6
Interest expense	(2,586)	(0.2)	(5,359)	(0.5)
Other income (expense)	(484)	(0.0)	(322)	(0.0)
Income before income taxes	39,430	2.9	164,773	14.1
Income tax expense	9,520	0.7	37,791	3.2
Net income	$29,910	2.2	$126,982	10.9

Earnings per common share
Basic	$0.79		$3.25
Diluted	$0.76		$3.25

Weighted average common shares outstanding
Basic	38,054		39,017
Dilutive effect of share-based awards	1,137		77
Diluted	39,191		39,094

Cash dividends declared per common share	$0.30		$0.30

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	39 WEEKS ENDED		39 WEEKS ENDED
	OCTOBER 31, 2020		NOVEMBER 2, 2019
		%		%
	(Unaudited)		(Unaudited)

Net sales	$4,461,271	100.0	$3,716,198	100.0
Gross margin	1,812,213	40.6	1,480,663	39.8
Selling and administrative expenses	1,444,938	32.4	1,352,345	36.4
Depreciation expense	104,750	2.3	97,572	2.6
Gain on sale of distribution centers	(463,053)	(10.4)	(178,534)	(4.8)
Operating profit	725,578	16.3	209,280	5.6
Interest expense	(8,456)	(0.2)	(13,657)	(0.4)
Other income (expense)	(2,444)	(0.1)	(201)	(0.0)
Income before income taxes	714,678	16.0	195,422	5.3
Income tax expense	183,473	4.1	46,722	1.3
Net income	$531,205	11.9	$148,700	4.0

Earnings per common share
Basic	$13.69		$3.78
Diluted	$13.46		$3.77

Weighted average common shares outstanding
Basic	38,807		39,313
Dilutive effect of share-based awards	659		85
Diluted	39,466		39,398

Cash dividends declared per common share	$0.90		$0.90

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	OCTOBER 31, 2020	NOVEMBER 2, 2019
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	($200,974)	($77,737)

Net cash (used in) provided by investing activities	(32,377)	121,500

Net cash used in financing activities	(117,378)	(35,674)

(Decrease) increase in cash and cash equivalents	(350,729)	8,089
Cash and cash equivalents:
Beginning of period	898,560	53,705
End of period	$547,831	$61,794

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	39 WEEKS ENDED	39 WEEKS ENDED
	OCTOBER 31, 2020	NOVEMBER 2, 2019
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$267,410	$80,548

Net cash provided by (used in) investing activities	485,209	(41,231)

Net cash used in financing activities	(257,509)	(23,557)

Increase in cash and cash equivalents	495,110	15,760
Cash and cash equivalents:
Beginning of period	52,721	46,034
End of period	$547,831	$61,794

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following tables reconcile: gross margin, gross margin rate, selling and administrative expenses, selling and administrative expense rate, gain on sale of distribution center(s), gain on sale of distribution center(s) rate, operating profit (loss), operating profit (loss) rate, income tax expense (benefit), effective income tax rate, net income (loss), and diluted earnings (loss) per share for the year-to-date 2020, the third quarter of 2019, the year-to-date 2019, and the full year 2019 (GAAP financial measures) to adjusted gross margin, adjusted gross margin rate, adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted gain on sale of distribution center(s), adjusted gain on sale of distribution center(s) rate, adjusted operating profit (loss), adjusted operating profit (loss) rate, adjusted income tax expense (benefit), adjusted effective income tax rate, adjusted net income (loss), and adjusted diluted earnings (loss) per share (non-GAAP financial measures).

Year-to-date 2020 - Thirty-nine weeks ended October 31, 2020

	As Reported	Adjustment to exclude gain on sale of distribution centers and related expenses	As Adjusted (non-GAAP)
Selling and administrative expenses	$1,444,938	$(3,956)	$1,440,982
Selling and administrative expense rate	32.4%	(0.1%)	32.3%
Gain on sale of distribution centers	(463,053)	463,053	—
Gain on sale of distribution centers rate	(10.4%)	10.4%	—
Operating profit	725,578	(459,097)	266,481
Operating profit rate	16.3%	(10.3%)	6.0%
Income tax expense	183,473	(117,194)	66,279
Effective income tax rate	25.7%	0.3%	25.9%
Net income	531,205	(341,903)	189,302
Diluted earnings per share	$13.46	$(8.66)	$4.80

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted gain on sale of distribution centers, adjusted gain on sale of distribution centers rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) a gain resulting from the sale of our Columbus, Ohio, Durant, Oklahoma, Montgomery, Alabama, and Tremont, Pennsylvania distribution centers and the related expenses of $459,097 ($341,903, net of tax).

Third quarter of 2019 - Thirteen weeks ended November 2, 2019

	As Reported	Impact to exclude transformational restructuring costs	Adjustment to exclude gain on sale of distribution center	As Adjusted (non-GAAP)
Selling and administrative expenses	$436,714	$(3,553)	$—	$433,161
Selling and administrative expense rate	37.4%	(0.3%)	—	37.1%
Gain on sale of distribution center	(178,534)	—	178,534	—
Gain on sale of distribution center rate	(15.3%)	—	15.3%	—
Operating profit (loss)	170,454	3,553	(178,534)	(4,527)
Operating profit (loss) rate	14.6%	0.3%	(15.3%)	(0.4%)
Income tax expense (benefit)	37,791	908	(41,930)	(3,231)
Effective income tax rate	22.9%	0.1%	8.7%	31.7%
Net income (loss)	126,982	2,645	(136,604)	(6,977)
Diluted earnings (loss) per share	$3.25	$0.07	$(3.49)	$(0.18)

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted gain on sale of distribution center, adjusted gain on sale of distribution center rate, adjusted operating profit (loss), adjusted operating profit (loss) rate, adjusted income tax expense (benefit), adjusted effective income tax rate, adjusted net income (loss), and adjusted diluted earnings (loss) per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP (1) the costs associated with a transformational restructuring initiative of $3,553 ($2,645, net of tax); and (2) a gain resulting from the sale of our Rancho Cucamonga, California distribution center of $178,534 ($136,604, net of tax).

Year-to-date 2019 - Thirty-nine weeks ended November 2, 2019

	As Reported	Impact to exclude department exit inventory impairment	Impact to exclude transformational restructuring costs	Adjustment to exclude legal settlement loss contingencies	Adjustment to exclude gain on sale of distribution center	As Adjusted (non-GAAP)
Gross margin	$1,480,663	$6,050	$—	$—	$—	$1,486,713
Gross margin rate	39.8%	0.2%	—	—	—	40.0%
Selling and administrative expenses	1,352,345	—	(38,338)	(7,250)	—	1,306,757
Selling and administrative expense rate	36.4%	—	(1.0%)	(0.2%)	—	35.2%
Gain on sale of distribution center	(178,534)	—	—	—	178,534	—
Gain on sale of distribution center rate	(4.8%)	—	—	—	4.8%	—
Operating profit	209,280	6,050	38,338	7,250	(178,534)	82,384
Operating profit rate	5.6%	0.2%	1.0%	0.2%	(4.8%)	2.2%
Income tax expense	46,722	1,553	9,836	1,696	(41,930)	17,877
Effective income tax rate	23.9%	0.0%	0.1%	(0.0%)	2.0%	26.1%
Net income	148,700	4,497	28,502	5,554	(136,604)	50,649
Diluted earnings per share	$3.77	$0.11	$0.72	$0.14	$(3.47)	$1.29

The above adjusted gross margin, adjusted gross margin rate, adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted gain on sale of distribution center, adjusted gain on sale of distribution center rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP (1) an inventory impairment amount of $6,050 ($4,497, net of tax) as a result of a merchandise department exit; (2) the costs associated with a transformational restructuring initiative of $38,338 ($28,502, net of tax); (3) a pretax charge related to estimated legal settlement of employee class actions of $7,250 ($5,554, net of tax); and (4) a gain resulting from the sale of our Rancho Cucamonga, California distribution center of $178,534 ($136,604, net of tax).

Full Year 2019 - Fifty-two weeks ended February 1, 2020

	As Reported	Impact to exclude department exit inventory impairment	Impact to exclude transformational restructuring costs	Adjustment to exclude legal settlement loss contingencies	Adjustment to exclude gain on sale of distribution center	As Adjusted (non-GAAP)
Gross margin	$2,114,682	$6,050	$—	$—	$—	$2,120,732
Gross margin rate	39.7%	0.1%	—	—	—	39.8%
Selling and administrative expenses	1,823,409	—	(38,338)	(7,250)	—	1,777,821
Selling and administrative expense rate	34.3%	—	(0.7%)	(0.1%)	—	33.4%
Gain on sale of distribution center	(178,534)	—	—	—	178,534	—
Gain on sale of distribution center rate	(3.4%)	—	—	—	3.4%	—
Operating profit	334,826	6,050	38,338	7,250	(178,534)	207,930
Operating profit rate	6.3%	0.1%	0.7%	0.1%	(3.4%)	3.9%
Income tax expense	75,084	1,553	9,836	1,696	(41,930)	46,239
Effective income tax rate	23.6%	0.0%	0.1%	(0.0%)	0.6%	24.3%
Net income	242,464	4,497	28,502	5,554	(136,604)	144,413
Diluted earnings per share	$6.16	$0.11	$0.72	$0.14	$(3.47)	$3.67

The above adjusted gross margin, adjusted gross margin rate, adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted gain on sale of distribution center, adjusted gain on sale of distribution center rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP (1) an inventory impairment amount of $6,050 ($4,497, net of tax) as a result of a merchandise department exit; (2) the costs associated with a transformational restructuring initiative of $38,338 ($28,502, net of tax); (3) a pretax charge related to estimated legal settlement of employee class actions of $7,250 ($5,554, net of tax); and (4) a gain resulting from the sale of our Rancho Cucamonga, California distribution center of $178,534 ($136,604, net of tax).

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.